Exhibit (32.1)

Certification of Periodic Financial Report Pursuant to

18 U.S.C. Section 1350

For the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Richard M. Kruger, the chief executive officer of Imperial Oil Limited (the “company”), hereby certifies that to his knowledge:

(i)	the Annual Report on Form 10-K of the company for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:   February 25, 2014

/s/ Richard M. Kruger
Richard M. Kruger
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)